Exhibit 5.1

November 17, 2008

Union Bankshares Corporation

211 North Main Street

Post Office Box 446

Bowling Green, Virginia 22427

Re: Registration Statement on Form S-3

Dear Gentlemen:

We have acted as counsel to Union Bankshares Corporation, a Virginia corporation (the “Company”), in connection with the filing of a shelf Registration Statement on Form S-3 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering up to $60,000,000 aggregate amount of common stock, preferred stock, depositary shares, debt securities, units, warrants, and purchase contracts of the Company and the trust preferred securities of Union Capital Statutory Trust III, the Company’s Delaware statutory trust subsidiary (the “Trust”), and, in connection therewith, junior unsecured subordinated debt securities of the Company to be issued to the Trust and related guarantees by the Company of certain payments by the Trust (collectively, the “Securities”) to be offered and sold from time to time on a delayed basis by the Company, all as more fully described in the Registration Statement. All capitalized terms not otherwise defined herein have the meanings set forth in the Registration Statement.

In rendering this opinion, we have reviewed (i) the Company’s amended and restated Articles of Incorporation and amended and restated bylaws, each as amended to date; (ii) certain resolutions of the Company’s Board of Directors (the “Resolutions”); (iii) the Registration Statement, including the prospectus filed therewith constituting a part of the Registration Statement and the exhibits to the Registration Statement; (iv) those exhibits that have been incorporated by reference to the Registration Statement; and (v) such other proceedings, documents, memoranda, records, certificates and other instruments as we have deemed necessary or appropriate to enable us to render the opinion expressed herein (collectively, the “Documents”).

We are relying without any independent investigation thereof upon the truth and accuracy of all statements, covenants, representations and warranties set forth in the Documents.

We have assumed that (i) the Securities offered by the Company will have been specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) any Securities consisting of common stock or preferred stock (or depositary shares), including common stock or preferred stock issuable upon conversion, exchange or exercise of any Security being offered, will have been duly authorized and issued, and the certificates evidencing the same will have been duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value thereof, (iv) the Commission will have entered an appropriate order declaring effective the Registration Statement, (v) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby, (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement, (vii) a definitive purchase, underwriting or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (viii) the terms of the Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ix) the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted as copies, and (x) the genuineness of all signatures and legal competence of all signatories.

With respect to the issuance and sale of any series of preferred stock, we have assumed that an appropriate statement establishing the series or an amendment to the Company’s amended and restated Articles of Incorporation, setting forth the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications and restrictions thereof, with respect to such series of preferred stock will have been duly adopted by the Company’s Board of Directors (or an authorized committee thereof) and filed with and accepted by the State Corporation Commission of the Commonwealth of Virginia.

With respect to the issuance and sale of any purchase contracts, we have assumed that (i) the Company will have entered into purchase contracts that conform in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the Commonwealth of Virginia, (ii) the purchase contracts will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iii) the terms of the purchase contracts and the underlying Securities relating thereto and of their issuance and sale will have been duly established, and (iv) the purchase contracts will be issued and sold, against delivery of the applicable consideration.

With respect to the issuance and sale of any warrants, we have assumed that (i) the Company will have entered into a warrant agreement or similar agreement with respect to the sale of any warrants that conforms in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the Commonwealth of Virginia (the “Warrant Agreement”), (ii) the Warrant Agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iii) the terms of the warrants, including the underlying Securities relating thereto, and of their issuance and sale will have been duly established in conformity with the Warrant Agreement, and (iv) the warrants will be duly executed and countersigned in accordance with the Warrant Agreement and issued and sold, against the delivery of the applicable consideration.

With respect to the issuance and sale of any units, we have assumed that (i) the Company will have established the units, including the component Securities contained therein, and the documents evidencing and used in connection with the issuance and sale of units, which documents will conform in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the Commonwealth of Virginia (the “Unit Documents”), (ii) the units and Unit Documents will have been duly executed, authorized and delivered by each of the parties thereto in accordance with their respective terms and provisions, (iii) the terms of the units and of their issuance and sale will have been duly established in conformity with the Unit Documents, and (iv) the units will be issued and sold as contemplated in the Unit Documents, against delivery of the applicable consideration.

With respect to the issuance and sale of any debt securities, we have assumed that (i) the debt securities indenture will have been duly executed and delivered by the Company and the trustee named therein (the “Indenture”), and (ii) the debt securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture relating thereto.

With respect to the issuance and sale of any guarantees, we have assumed that (i) the Company will have entered into a guarantee agreement or similar agreement with respect to the sale of any guarantees that conforms in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the Commonwealth of Virginia (the “Guarantee Agreement”), (ii) the Guarantee Agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iii) the terms of the guarantees, including the underlying Securities relating thereto, and of their issuance and sale will have been duly established in conformity with the Guarantee Agreement, and (iv) the guarantees will be duly executed and countersigned in accordance with the Guarantee Agreement and issued and sold, against the delivery of the applicable consideration.

With respect to the issuance and sale of any junior subordinated debt securities, we have assumed that (i) the debt securities indenture will have been duly executed and delivered by the Company and the trustee named therein (the “Junior Subordinated Debt Indenture”), and (ii) the junior subordinated debt securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Junior Subordinated Debt Indenture relating thereto.

Based upon the foregoing, we are of the following opinions:

1. Any Securities consisting of common stock or preferred stock (or depositary shares), when issued and sold in the manner described in the Registration Statement and any applicable prospectus supplement relating thereto, will be duly authorized, validly issued, fully paid and non-assessable.

2. Any Securities consisting of debt securities will, when issued in accordance with the terms of the Indenture and as described in the Registration Statement and any prospectus supplement relating thereto, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be (y) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors’ rights and remedies, and (z) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), or limited by a requirement as to commercial reasonableness, conscionability or good faith.

3. Any Securities consisting of warrants, when issued and sold in accordance with the terms of the Warrant Agreements and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be (y) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors’ rights and remedies, and (z) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), or limited by a requirement as to commercial reasonableness, conscionability or good faith.

4. Any Securities consisting of purchase contracts, when issued and sold in accordance with the terms of the purchase contracts and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be (y) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors’ rights and remedies, and (z) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), or limited by a requirement as to commercial reasonableness, conscionability or good faith.

5. Any Securities consisting of units, when issued and sold in accordance with the terms of the unit documents and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be (y) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors’ rights and remedies, and (z) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), or limited by a requirement as to commercial reasonableness, conscionability or good faith.

6. Any Securities consisting of junior subordinated debt securities when issued in accordance with the terms of the Junior Subordinated Debt Indenture and as described in the Registration Statement and any prospectus supplement relating thereto, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be (y) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors’ rights and remedies, and (z) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), or limited by a requirement as to commercial reasonableness, conscionability or good faith.

7. Any Securities consisting of guarantees when issued and sold in accordance with the terms of the Guarantee Agreements and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be (y) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors’ rights and remedies, and (z) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), or limited by a requirement as to commercial reasonableness, conscionability or good faith and the adequacy of consideration for a person’s guarantee of its affiliate’s obligations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LeClairRyan, A Professional Corporation
LeClairRyan, A Professional Corporation